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  1
                      FORM OF LONG TERM INCENTIVE AGREEMENT
                               (RESTRICTED STOCK)


         THIS LONG TERM INCENTIVE AGREEMENT (hereinafter "Agreement"), effective as of April 30, 1997, is between Rock Bottom Restaurants, Inc., a Delaware corporation ("Rock Bottom"), and ______________, an officer of Rock Bottom ("Participant").

         WITNESSETH THAT:

         WHEREAS, Rock Bottom is committed to continually improve its financial performance and believes that stock ownership of common stock, par value $.01 per share, of Rock Bottom ("Common Stock") by its officers and key participants will provide incentive to achieve such objectives; and

         WHEREAS, Rock Bottom desires to further the objectives as appeared in the Equity Incentive Plan of Rock Bottom, as amended, (the "Plan"), by granting Participant the rights described herein; and

         WHEREAS, pursuant to the Plan, the Compensation Committee of the Board of Directors of Rock Bottom (the "Committee") wishes to grant to Participant an Award of shares of Common Stock all subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, Rock Bottom and Participant hereby agree as follows:

                                    Section 1
                                      Award
                                      -----

1.1      Grant of Shares of Restricted Stock and Performance Units.
         ----------------------------------------------------------

         Rock Bottom, effective as of the date of this Agreement (the "Date of Grant"), hereby grants to Participant, as a matter of separate agreement and not in lieu of salary, an award of _________ shares of Common Stock which shall be restricted stock, subject to forfeiture in accordance with Section 6.4 (Death, Disability or Retirement) hereof and subject to the terms and conditions set forth herein (the "Restricted Stock").

1.2      Rights Under this Agreement.
         ----------------------------


         The rights of Participant with respect to the Award shall remain forfeitable at all times prior to the dates on which such rights become vested and the restrictions shall lapse in accordance with the provisions of Sections 6 (Accelerated Vesting), 7 (Forfeiture of Restricted Stock), and 8 (Change of Control) hereof.



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2

         This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan, a copy of which is attached hereto and made a part hereof as Exhibit A. Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

                                    Section 2
                              Rights of Participant
                              ---------------------

2.1      Restricted Stock.
         -----------------

         With respect to the Restricted Stock, Participant shall be entitled at all times on and after the date of issuance of the Restricted Stock to exercise all rights of a stockholder of Common Stock, including the right to vote the shares of the Restricted Stock but not the qualified right to receive dividends thereon, unless and until such Restricted Stock is forfeited pursuant to the provisions of Section 6 hereof.

                                    Section 3
                  Performance Cycle and Term of this Agreement
                  --------------------------------------------

3.1      Performance Cycle.
         ------------------

         The Term "Performance Cycle" shall mean the period of three years commencing December 29, 1996 and ending December 26, 1999.

3.2      Term of this Agreement.
         -----------------------

         The term of this Agreement shall be the period of ten fiscal years commencing December 30, 1996 and ending December 31, 2006.

                                    Section 4
                             Performance Objectives
                             ----------------------

4.1      Definitions.
         ------------

          (a) EPS.
              ----

               The term "EPS" shall mean the fully diluted earnings per share of Common Stock as determined through application of generally accepted accounting principles and FASB 128 when adopted.

          (b) Aggregate EPS.
              --------------

               The term "Aggregate EPS" shall mean the sum of the EPS for the three fiscal years of the Performance Cycle.



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          (c) EPS Objectives.
              ---------------

               The term "EPS Objectives" shall mean the performance objectives established by the Committee based upon and stated within a range of Aggregate EPS set forth in Exhibit A attached hereto and made a part hereof.

          (d) Minimum EPS.
              ------------

               The term "Minimum EPS" shall mean an Aggregate EPS of $____.

          (e) EBIT Margin.
              ------------

               The term "EBIT Margin" shall mean the Company's earnings before income taxes reported as a line item on its consolidated financial statements, plus interest expense, minus interest income and represented as a percentage of total revenues for the fiscal year ended December 26, 1999.

          (f) EBIT Margin Objectives.
              -----------------------

               The term "EBIT Margin Objectives" shall mean the performance objectives established by the Committee based upon and stated within a range of EBIT Margin Objectives set forth in Exhibit A attached hereto and made a part hereof.

          (g) Minimum EBIT Margin.
              --------------------

               The term "Minimum EBIT Margin" shall mean a __% EBIT.

4.2      Aggregate EPS and EBIT Margin Objectives Applicable to Stock Award.
         -------------------------------------------------------------------

         The interrelated Aggregate EPS and EBIT Margin Objectives applicable to Restricted Stock are expressed in the table in Exhibit A attached hereto on a combined basis in the amounts of shares identified in the Exhibit A matrix. The shares of Restricted Stock granted to Participant pursuant to Section 1.1 of this Agreement represent and constitute the maximum number of shares of Restricted Stock which may vest or be awarded to Participant under and subject to the terms and conditions of this Agreement.

                                    Section 5
                            Vesting Restricted Stock
                            ------------------------

5.1      Time of Vesting.
         ----------------

         With respect to any of the Restricted Stock, such shares of Restricted Stock shall vest, and the restrictions with respect to such shares shall lapse on December 31, 2006, but such vesting shall be subject to acceleration as defined in Section 6 hereof.


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4

                                    Section 6
                               Accelerated Vesting
                               -------------------

6.1      General.
         --------

         All shares of the Award shall be subject to accelerated vesting provided (a) the Company achieves Minimum EBIT Margin, (b) the EPS for fiscal year 1999 is greater than that achieved in fiscal year 1998, and
         (c) the Company achieves Minimum EPS for the three year Performance Cycle, with the specific number of shares vesting to be determined through application of the vesting table provided in Exhibit A.

         In making the determinations with respect to Restricted Stock described in Section 6 hereof, the Committee shall utilize and rely upon Exhibit A attached hereto and the certified consolidated financial statements provided to Rock Bottom by its outside auditors for the applicable years of the Performance Cycle.

6.2      Determination of Accelerated Vesting by the Committee.
         ------------------------------------------------------

         Within 75 days following the last day of the Performance Cycle, the Committee shall determine the extent to which Aggregate EPS and EBIT Margin Objectives have been met by Rock Bottom. The Committee shall also determine, within the same time period, the number of shares of Restricted Stock which correlate to (a) Aggregate EPS, to the extent that Aggregate EPS equals or exceeds Minimum EPS, and (b) EBIT Margin, to the extent the EBIT Margin equals or exceeds Minimum EBIT Margin as set forth in the Exhibit A matrix.

6.3      Determination Notice.
         ---------------------

         The Committee shall notify Participant (or Participant's legal representatives, beneficiaries or heirs) of the determinations made by the Committee within fifteen (15) days of such determination date (the "Determination Notice"), specifying: (a) the number of shares of Restricted Stock, if any, granted accelerate vesting, (b) the number of shares of Restricted Stock which will be forfeited, if any, unless Participant continues in the employment of Rock Bottom or a subsidiary of Rock Bottom after the date of the Determination Notice, as provided in Sections 6.4 hereof.


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6.4      Death, Disability or Retirement.
         --------------------------------

         If the employment of Participant is terminated as a result of Participant's death, disability or retirement (normal or early retirement under any retirement plan of Rock Bottom or a subsidiary of Rock Bottom) after the first year of the Performance Cycle, but prior to the last day of the Performance Cycle, the restrictions on a pro rata portion (the "Pro Rata Portion") of shares of Restricted Stock shall lapse, and the Pro Rata Portion shall vest, in accordance with
         Section 6 hereof. The Pro Rata Portion shall be equal to the number of shares of Restricted Stock which Participant would have been entitled to at the end of the Performance Cycle had Participant's employment not terminated as a result of Participant's death, disability or retirement, multiplied by a fraction, the numerator of which shall be the number of days elapsed from the beginning of the Performance Cycle through the last day of the fiscal year during which the employment of Participant by Rock Bottom or a subsidiary of Rock Bottom was terminated and the denominator of which shall be the total number of days in the Performance Cycle. All other shares of Retained Restricted Stock under this Agreement shall be forfeited.

                                    Section 7
                         Forfeiture of Restricted Stock
                         ------------------------------

         The right to vest in any shares of Stock shall be forfeited and all shares shall revert to Rock Bottom upon:

                    (i) termination of the employment of Participant with Rock Bottom for any reason at any time prior to the end of the Performance Cycle pursuant to 6.4 (Death, Disability or Retirement of Participant).

                    (ii) any attempt by Participant to transfer, sell, pledge, hypothecate or assign rights with respect to any shares of the Stock at any time prior to the end of the Performance Cycle, other than by will or by the laws of decent and distribution.

                                    Section 8
                                Change of Control
                                -----------------

8.1      Definitions.
         ------------

          (a) Change of Control.
              ------------------

          A "Change of Control" shall be deemed to have occurred if

                    (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Mr. Frank
                    B. Day is or becomes the beneficial owner of 30%, or more of the Company's voting common stock; or



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                    (ii) at any time during the period of three (3)  consecutive years (not including any period prior to the date hereof), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board
                    or  whose   nomination   for   election  by  the   Company's
                    stockholders were approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

                    (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation in which both (a) a majority of the directors of the surviving entity were directors of the Company prior to such consolidation or merger, and (b) which would result in the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being changed into voting securities of the surviving entity) at least 55% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or

                    (iv) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                    (v) A failure by the Company to continue in effect any participant benefit plan in which the Participant was participating, or the taking of any action by the Company that would adversely affect the Participant's participation in, or materially reduce the Participant's benefits under, any such participant benefit plan, unless such failure or such taking of any action adversely affects the senior members of corporate management of the Company generally;

                    (vi) A relocation of the Company's principal offices, or the Participant's relocation to any place other than the principal offices, exceeding a distance of sixty (60) miles from the Company's current corporate office located in Louisville, Colorado, except for reasonably required travel by the Participant on the Company's business;

                    (vii) Any material breach by the Company of any provision of this Agreement if such material breach has not been cured within thirty (30) days following written notice of such breach by the Participant to the Company setting forth with reasonable specificity the nature of the breach; or

                    (viii) Any failure by the Company to obtain the assumption and performance of this Agreement by any successor (by merger, consolidation or otherwise) or assign of the Company.


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8.2      Lapse of Restrictions.
         ----------------------

         Notwithstanding any other vesting provision in this Agreement to the contrary, in the event there is a Change of Control, the restrictions on 50% of the Restricted Stock awarded to the Participant shall lapse; provided that, in the event that the Change of Control occurs after the first year of the Performance Cycle, the Compensation Committee shall have the right, in its discretion (and after evaluating the Company's financial performance in relation to Company plans and analyst estimates, the Company's future prospects and other factors it deems relevant), to declare that the restrictions on all or a portion of the remaining 50% of the Restricted Stock shall lapse. Furthermore, in the event of a Change of Control, the Committee shall have the right to pay any Participant, in cash, the value of the shares of Restricted Shares as to which restrictions have lapsed based on the price paid (or value of consideration received) for shares of Common Stock of the Company in the Change of Control transaction.

                                    Section 9
                      Issuance and Custody of Certificates
                      ------------------------------------

9.1      Restricted Stock.
         -----------------

         Certificates representing the shares of Restricted Stock to be issued pursuant to Section 1.1 hereof shall be registered in the name of Participant, shall bear the restrictive legend described in Section 9.2 hereof, and shall be subject to an appropriate stop transfer order; provided, however, that the certificate representing any such shares of Restricted Stock shall be held in custody by Rock Bottom until all of the restrictions applicable to any such shares of Restricted Stock have lapsed and such shares or the applicable portion of such shares have vested in Participant pursuant to the terms and conditions of this Agreement.

9.2      Restrictive Legend.
         -------------------

         Each certificate issued by Rock Bottom to Participant pursuant to this Agreement representing Restricted Stock shall bear the following restrictive legend:

                  "The shares represented by this certificate are subject to the restrictions on transfer contained in the Equity Incentive Plan of June 3, 1994, as amended and by the provisions of the Long Term Incentive Agreement of April 30, 1997. Copies of the Plan and the Agreement are on file at the principal place of business of the Corporation at 248 Centennial Parkway, Suite 100, Boulder, Colorado 80027, and these shares may not be transferred except in accordance with the provisions thereof."


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9.3      Delivery of Certificates.
         -------------------------

         After any shares of Restricted Stock vest pursuant to Section 6 hereof, Rock Bottom shall as soon as practicable cause to be issued a certificate or certificates, registered in Participant's name or in the name of Participant's legal representatives, beneficiaries or heirs, as the case may be, representing such vested shares, free of the legend provided in Section 9.3 hereof and any stop-transfer order with respect to such shares, and shall cause such certificate or certificates to be delivered to Participant or Participant's legal representatives, beneficiaries or heirs, as the case may be.

                                   Section 10
                                    Dividends
                                    ---------

         All dividend rights with respect to any Restricted Stock shall belong the Participant, provided that any and all dividends declared and paid prior to the lapse of restrictions with respect to any share of Restricted Stock shall be retained by the Company until the restrictions lapse. All dividends so retained shall be paid to the Participant, after deducting any applicable withholding taxes, upon lapse of restrictions with respect to any Shares of Restricted Stock. The Participant shall have the right to vote any shares distributed with respect to any Restricted Stock award.

                                   Section 11
                                 Tax Withholding
                                 ---------------

         Prior to the release and delivery of any shares of Restricted Stock by Rock Bottom to Participant, Participant shall make arrangements, satisfactory to Rock Bottom, for the payment to Rock Bottom of an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld (the "Withholding Taxes") with respect to the delivery to Participant of any shares of Restricted Stock (which shall no longer be restricted, and shall be referred to in this Section 11 as "Stock"). In order to satisfy the obligation to pay the Withholding Taxes to Rock Bottom, Participant may elect (i) to have the withholding amounts taken from cash remuneration to be paid to Participant by Rock Bottom during the payroll tax quarter which includes the date that the amount of tax to be withheld is to be determined (the "Tax Date"); (ii) to transfer to Rock Bottom, or to have Rock Bottom withhold from Stock deliverable to Participant, Stock having a Fair Market Value equal to the Withholding Taxes; or (iii) any combination of (i) and (ii). The value of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any election by Participant to have Stock withheld for this purpose will require that the election be in writing, that it be made before the applicable Tax Date, and that the election be irrevocable.

                                   Section 12
                                   Adjustments
                                   -----------

         In the event of a stock split or stock dividend, the Committee shall make such adjustments as it deems appropriate to the vesting table in Exhibit A. Provided however, it is not the intent of the committee to make adjustments to the vesting table in the event of merger, consolidation, or changes in the corporate structure (including new issues of debt, convertible debt, preferred stock and common stock).



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                                   Section 13
                        No Right to Continued Employment
                        --------------------------------

         Nothing in this Agreement or the Plan shall be interpreted to confer upon Participant any right with respect to continuance of employment by Rock Bottom or any subsidiary of Rock Bottom, nor shall this Agreement nor the Plan interfere in any way with the right of Rock Bottom to terminate the employment of Participant at any time.

                                   Section 14
                 Participant Bound by the Plan and the Agreement
                 -----------------------------------------------

         Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by the Provisions of the Plan and the terms and conditions of this Agreement. Further, Participant acknowledges that certain provisions of this agreement are more restrictive (less favorable to Participant) than similar provisions in the plan, and Participant agrees to be bound by the more restrictive provisions in this Agreement.

                                   Section 15
                            Modification of Agreement
                            -------------------------

         This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by written instrument executed by Rock Bottom and Participant.

                                   Section 16
                                  Severability
                                  ------------

         In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.

                                   Section 17
                                  Governing Law
                                  -------------

         The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

                                   Section 18
                             Successors in Interest
                             ----------------------

         This Agreement shall inure to the benefit of and be binding upon any successor to Rock Bottom. This Agreement shall inure to the benefit of the legal representatives, beneficiaries or heirs of Participant and all rights granted to Rock Bottom under this Agreement shall be binding upon Participant's legal representatives, beneficiaries or heirs.


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                                   Section 19
                             Resolution of Disputes
                             ----------------------

         Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder by the Committee shall be final, binding and conclusive for the Participant and Rock Bottom for all purposes.

         IN WITNESS WHEREOF, Rock Bottom has caused this Agreement to be duly executed by a member of the Committee or its duly authorized designee and Participant has executed this Agreement, all as of the day and year first above written.

ATTEST:                                          ROCK BOTTOM RESTAURANTS, INC.


                                                 By: ______________________
                                                     David M. Lux, Chairman,
                                                     Compensation Committee


                                                     ______________________
                                                          PARTICIPANT